Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239549

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, no par value per share	10,697,570	$43.00	$459,995,510.00	$59,707.42

(1)	Assumes exercise in full of the underwriters’ option to purchase up to 1,395,335 additional shares of common stock.
(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in our Registration Statement on Form S-3 (Reg. No. 333-239549).

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 30, 2020)

9,302,235 Shares

II-VI Incorporated

Common Stock

We are offering 9,302,235 shares of our common stock, no par value per share. Our common stock is listed on The Nasdaq Global Select Market under the symbol “IIVI.” On July 1, 2020, the last reported sale price of our common stock on The Nasdaq Global Select Market was $43.505 per share.

Concurrently with this offering, we are offering 2,000,000 shares of our 6.00% Series A Mandatory Convertible Preferred Stock, liquidation preference $200.00 per share (the “Mandatory Convertible Preferred Stock”), pursuant to a separate prospectus supplement (the “Concurrent Mandatory Convertible Preferred Stock Offering”). We have also granted the underwriters of the Concurrent Mandatory Convertible Preferred Stock Offering a 30-day option to purchase up to an additional 300,000 shares of Mandatory Convertible Preferred Stock, solely to cover over-allotments, if any. Neither the completion of this offering nor of the Concurrent Mandatory Convertible Preferred Stock Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Mandatory Convertible Preferred Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Mandatory Convertible Preferred Stock Offering will be completed on the terms described herein, or at all. The Concurrent Mandatory Convertible Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of Mandatory Convertible Preferred Stock. See “Concurrent Mandatory Convertible Preferred Stock Offering.”

We intend to use up to $714.6 million of the net proceeds from this offering, the Concurrent Mandatory Convertible Preferred Stock Offering and/or cash on hand to repay borrowings (including accrued interest) under our Credit Agreement (as defined herein) and to use the remainder of the net proceeds, if any, to develop, enhance, invest in or acquire related, emerging, or complementary technologies, products, or businesses and for other general corporate purposes. See “Use of Proceeds.”

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

We have granted the underwriters the option to purchase up to an additional 1,395,335 shares of our common stock from us at the public offering price less the underwriting discounts within 30 days from the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$43.00	$399,996,105
Underwriting discounts and commissions(1)	$1.935	$17,999,825
Proceeds, before expenses, to us	$41.065	$381,996,280

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

The underwriters expect to deliver the securities to purchasers on or about July 7, 2020.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Citigroup

Co-Managers

Benchmark Company	Cowen	Needham & Company	Piper Sandler

July 1, 2020

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), and that became automatically effective upon filing. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the prospectus, which gives more general information, some of which may not apply to this offering of common stock. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated herein by reference, you should rely on the information in this prospectus supplement. Before investing in our common stock, you should read this prospectus supplement and the accompanying prospectus, as well as the additional information incorporated by reference herein described under “Incorporation by Reference” on page S-40 of this prospectus supplement.

In this prospectus supplement, the “Company,” “we,” “us” and “our” and similar terms refer to II-VI Incorporated and its subsidiaries. References to our “common stock” refer to the common stock of II-VI Incorporated.

We have not authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we have prepared and to which we have referred you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares.

TRADEMARKS

We have proprietary rights to trademarks used in the information incorporated by reference into this prospectus supplement, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in the information incorporated by reference in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference regarding our strategies, prospects, expectations, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding this offering and the Concurrent Mandatory Convertible Preferred Stock Offering, expected future operating results, anticipated results of our sales and marketing efforts, and anticipated benefits resulting from completed acquisitions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, statements about:

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uncertainties associated with the coronavirus (COVID-19) pandemic, including its possible effects on our operations, liquidity, financial condition, supply chain and personnel, and the demand for our products and services;

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the possibility that our actual operating results for the quarter ended June 30, 2020 may differ, potentially materially, from the expected operating results for such quarter as discussed in “Summary—Recent Developments;”

•	investments in future markets of potential significant growth which may not result in the expected return;

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the possibility that the anticipated benefits from completed acquisitions, including, but not limited to, our combination with Finisar Corporation (“Finisar”), cannot be realized in full or at all or may take longer to realize than expected;

•	our ability to develop new products and processes;

•	global economic downturns, including any downturn related to COVID-19, which may adversely affect our business, operating results and financial condition;

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some systems that use our products which are complex in design, and products of ours that may contain defects that are not detected until deployed, which could increase our costs, reduce our revenues, cause us to lose key customers and may expose us to litigation arising from derivative lawsuits related to consumer products;

•	foreign currency risk which may negatively affect our revenues, cost of sales and operating margins and could result in foreign exchange losses;

•	our ability to retain our competitive position, which may require significant investments;

•	our inability to successfully implement our acquisitions strategy or integrate acquired companies and personnel with existing operations;

•	our future success being dependent on continued international sales, and the fact that our global operations are complex and present multiple challenges to manage;

•	complex and rapidly changing governmental import and export regulations;

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changes in U.S. trade policies, particularly with respect to China and to companies on the U.S. Entity List, such as Huawei, could impact our international operations and the cost of goods imported into the United States, which may narrow the size of our markets, materially impact our revenues or increase our operating costs and expose us to contract litigation;

•	our ability to settle conversions of our 0.25% convertible senior notes due 2022 (the “2022 notes”) in cash or to repurchase such notes in accordance with their terms;

•	our failure to accurately estimate the size and growth of our markets and our customers’ demands;

•	increased competition;

•	limitations on the protection of our intellectual property, and our involvement from time to time in costly intellectual property litigation or indemnification;

•	a significant portion of our business being dependent on cyclical industries;

•	our global operations being subject to complex legal and regulatory requirements;

•	changes in laws and regulations governing data privacy and data protection that could have a material adverse impact on our business;

•	data breach incidents and breakdown of information and communication technologies that could disrupt our operations and impact our financial results;

•	our entry into supply agreements which commit us to supply products on specified terms;

•	our dependence on highly complex manufacturing processes that require feeder materials, components and products from limited sources of supply;

•	increases in commodity prices that may adversely affect our results of operations and financial condition;

•	our use and generation of potentially hazardous substances that are subject to stringent environmental regulations;

•	unfavorable changes in tax rates, tax liabilities or tax accounting rules that could negatively affect future results;

•	natural disasters or other global or regional catastrophic events that could disrupt our operations, give rise to substantial environmental hazards and adversely affect our results;

•	our ability to attract, retain and develop key personnel and need for continued good relations with our employees;

•	our stock price, which has been volatile in the past and may be volatile in the future;

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some anti-takeover provisions contained in our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated By-Laws (the “By-Laws”), as well as provisions of Pennsylvania law, which could impair a takeover attempt and also reduce the market price of our common stock;

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because we do not currently intend to pay dividends, holders of our common stock will benefit from an investment in our common stock only if it appreciates in value, and by the intended anti-dilution actions of our share-buyback program;

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our contracts with a number of large end-user service providers and product companies that have considerable bargaining power, which may require us to agree to terms and conditions that could have an adverse effect on our business or ability to recognize revenues;

•	climate change regulations;

•	our dependence on large purchases from a few significant customers, and any loss, cancellation, reduction or delay in purchases by these customers which could harm our business;

•	the manufacturing of our products which may be adversely affected if we are unable to manufacture certain products in our manufacturing facilities;

•	our failure to accurately forecast our revenues which could result in additional charges for obsolete or excess inventories or non-cancelable purchase commitments;

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our failure to maintain an effective system of disclosure controls and internal control over financial reporting, which could impair our ability to produce timely and accurate financial statements or comply with applicable regulations;

•	those risks and uncertainties included in this prospectus supplement under the caption “Risk Factors;” and

•	those risks and uncertainties described in the documents incorporated by reference into this prospectus supplement.

Therefore, you should not rely on any of our forward-looking statements. We urge you to consider the risks and uncertainties described and incorporated by reference herein in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in the accompanying prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus supplement. You also should carefully read the information incorporated by reference into this prospectus supplement, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part. Unless otherwise indicated, “common stock” means our common stock, offered by this prospectus supplement. Unless the context otherwise requires, II-VI Incorporated is referred to herein, collectively with all of its subsidiaries, as the “Company,” “II-VI,” or “we,” “us,” or “our.”

Overview

II-VI Incorporated, a worldwide leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for industrial materials processing, communications, aerospace and defense, consumer electronics, semiconductor capital equipment, life sciences and automotive end markets. On September 24, 2019, we completed our acquisition of Finisar, a global technology leader for subsystems and components for fiber optic communications. We believe that our combination with Finisar will help make us a global leader in optical communications while continuing our leadership in other end markets.

We develop, manufacture, and market engineered materials, optoelectronic components, and devices for precision use in industrial materials processing, optical communications, aerospace and defense, consumer electronics, semiconductor capital equipment, life sciences, and automotive applications and markets. We use advanced engineered materials growth technologies coupled with proprietary high-precision fabrication, microassembly, optical thin-film coating, and electronic integration to manufacture complex optoelectronic devices and modules. Our products are deployed in a variety of applications, including (i) laser cutting, welding, and marking operations; (ii) 3D sensing consumer applications; (iii) optical, data, and wireless communications products; (iv) strategic aerospace and defense applications including intelligence, surveillance, and reconnaissance; (v) semiconductor processing and tooling; and (vi) thermoelectric cooling and power-generation solutions.

Through research, development and engineering (RD&E) and acquisitions, we have expanded our portfolio of materials. We believe that the materials we grow and fabricate are differentiated by one or a combination of unique optical, electrical, thermal, and mechanical properties. Our optics are shaped by precision surfacing techniques to meet the most stringent requirements for flat or curved geometries, functionalized with smooth or structured surfaces, or with patterned metallization. Proprietary processes developed at our global optical coating centers differentiate our products’ durability against high-energy lasers and extreme operating environments. Optical coatings also provide the desired spectral characteristics ranging from the ultraviolet to the far-infrared. We leverage these capabilities to deliver miniature- to large-scale precision optical assemblies, including those in combination with thermal management components, integrated electronics, and/or software.

We also offer a broad portfolio of compound semiconductor lasers that are used in a variety of applications in most of our end markets. These compound semiconductor lasers enable high-power lasers for materials processing; optical signal amplification in terrestrial and submarine communications networks; high-bit-rate server connectivity between and within datacenters; and fast and accurate measurements in biomedical instruments, consumer electronics, and optical communications network monitoring.

We generate revenues, earnings and cash flows from developing, manufacturing and marketing a broad portfolio of products for our end markets. We also generate revenue, earnings and cash flows from government-funded research and development contracts relating to the development and manufacture of new technologies, materials and products.

Our customer base includes original equipment manufacturers, laser end users, system integrators of high-power lasers, manufacturers of equipment and devices for industrial, optical communications, consumer electronics, security and monitoring applications, U.S. government prime contractors, and various U.S. government agencies.

We are headquartered in Saxonburg, Pennsylvania, with RD&E, manufacturing, and sales facilities worldwide. Our U.S. production and research and development operations are located in Pennsylvania, California, New Jersey, Texas, Mississippi, Massachusetts, Connecticut, Delaware, New York, Florida, Ohio, Arizona, Colorado, and Illinois, and our non-U.S. production operations are based in China, Singapore, Vietnam, the Philippines, Germany, Switzerland, and the United Kingdom. We also utilize contract manufacturers and strategic suppliers.

Recent Developments

Outlook for Three Months Ended June 30, 2020

Based on management estimates and the assumptions described herein, we expect to report revenue for the quarter ended June 30, 2020 in the range of $710 to $740 million. In addition, we expect to report an operating income margin (prepared in accordance with U.S. generally accepted accounting principles) in the range of 9% to 11%. While revenue in the quarter has grown significantly beyond our prior expectations in the quarter, customers often make purchasing decisions through the last day of the quarter that could cause our final revenue for the quarter to differ materially, both positively or negatively, from our current projection. These decisions may include retiming of deliveries to occur beyond quarter end, determinations to draw or not draw from consigned inventory in the last few days of the quarter, or other factors that are solely in the customers’ discretion. Operating income margin is also subject to change for a variety of reasons, including the effect of exchange gains or losses, factors that impact operating efficiency, performance-based employee compensation, and refinement of purchase accounting, among other factors.

The foregoing projected revenue and operating income ranges for the fourth quarter of fiscal 2020 are preliminary, unaudited and subject to completion. We have provided a range, rather than a specific amount, because our financial closing and review procedures for the quarter ended June 30, 2020 have yet to be performed. The forecasted information reflects management’s current views and may change as a result of management’s review of results and other factors, including a variety of significant business, economic and competitive risks and uncertainties. Please see the section entitled “Risk Factors” included in this prospectus supplement and our filings with the SEC that are incorporated by reference herein for more information. The forecasted information is subject to change following the closing of our fourth quarter of 2020 financial results and finalization of quarter- and fiscal-year end financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principles. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures, and does not express an opinion or any other form of assurance, with respect to the forecasted information. We do not expect to disclose publicly whether our expectations have changed or to update our expectations, other than through the release of actual results in the ordinary course of business. Actual results may vary materially. Accordingly, you should not place undue reliance on our projections with respect to the fourth quarter of fiscal 2020 set forth above. The above disclosures and projections constitute forward-looking statements and should be read together with the financial information included in our periodic reports incorporated by reference into this prospectus supplement. See “Cautionary Note on Forward-Looking Statements” in this prospectus supplement for more information.

Company Information

We were incorporated in the Commonwealth of Pennsylvania on June 22, 1971. Our corporate headquarters are located at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Our telephone number is (724) 352-4455. Our Internet website address is www.ii-vi.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus supplement or to be part of this prospectus supplement. Our name is pronounced “Two Six Incorporated,” which refers to Groups II and VI on the periodic table of elements from which we originally designed and produced infrared optics for high-power carbon dioxide lasers used in materials processing. You can obtain additional information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, our Quarterly Reports on Form 10-Q for fiscal 2020 and the other reports we file with the SEC that are incorporated by reference herein. See “Where You Can Find More Information.”

THE OFFERING

Common stock offered	9,302,235 shares of our common stock.

Common stock to be outstanding after this offering	100,477,950 shares of our common stock (or 101,873,285 shares if the underwriters’ option to purchase additional shares of common stock is exercised in full).

Option to purchase additional shares of common stock	We have granted the underwriters the right to purchase, within a period of 30 days beginning on the date of this prospectus supplement, up to an additional 1,395,335 shares of our common stock.

Concurrent Mandatory Convertible Preferred Stock Offering	Concurrently with this offering of our common stock, we are offering 2,000,000 shares of our 6.00% Series A Mandatory Convertible Preferred Stock, liquidation preference $200.00 per share (the “Mandatory Convertible Preferred Stock”) (or 2,300,000 shares if the underwriters of such offering exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock) (the “Concurrent Mandatory Convertible Preferred Stock Offering”) in an underwritten offering pursuant to a separate prospectus supplement. Neither the completion of this offering nor of the Concurrent Mandatory Convertible Preferred Stock Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Mandatory Convertible Preferred Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Mandatory Convertible Preferred Stock will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Mandatory Convertible Preferred Stock Offering. See “Concurrent Mandatory Convertible Preferred Stock Offering.”

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $381.3 million (or approximately $438.6 million if the underwriters exercise their option to purchase additional shares in full), after deducting fees and estimated offering expenses payable by us.

We expect to use up to $714.6 million of the net proceeds from this offering, the Concurrent Mandatory Convertible Preferred Stock Offering and/or cash on hand to repay borrowings (including accrued interest) under the Credit Agreement and to use the remainder of the net proceeds, if any, to develop, enhance, invest in or acquire related, emerging or complementary technologies, products, or businesses and for other general corporate purposes. See “Use of Proceeds.”

Exchange listing	Our common stock is listed on The Nasdaq Global Select Market under the symbol “IIVI.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and the corresponding sections of the accompanying prospectus, our 2019 Annual Report, and our quarterly reports filed on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any shares of our common stock.

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 91,175,715 shares of common stock outstanding as of March 31, 2020, and includes 52,378 shares held by directors, officers and employees that are subject to restricted shares, but excludes, in each case as of such date:

•	4,178,069 shares subject to outstanding stock options at a weighted average exercise price of $26.04 per share;

•	3,477,231 shares subject to outstanding unvested restricted share unit awards as of March 31, 2020;

•	409,246 shares subject to outstanding performance share unit awards as of March 31, 2020;

•	3,176,426 additional shares of common stock reserved for issuance under our equity incentive plans;

•	13,102,618 shares of common stock held in treasury; and

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any shares issuable upon conversion of our outstanding 2022 notes, Finisar’s 0.50% Convertible Senior Notes due 2036 (the “Finisar convertible notes”) and any shares of Mandatory Convertible Preferred Stock that may be issued in the Concurrent Mandatory Convertible Preferred Stock Offering.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves risks. In considering whether you should invest in our common stock, you should consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, as well as in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 under “Item 1A. Risk Factors” and our subsequently filed Quarterly Reports on Form 10-Q under “Part II. Other Information, Item 1A. Risk Factors.” You should also read all other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price for our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, operating results, or cash flow and could result in a complete or partial loss of your investment.

This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us as described in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. For more information see “Forward-Looking Statements” in this prospectus supplement.

Risks Relating to this Offering and our Common Stock

The market price of our common stock has, and is likely to continue to, fluctuate significantly. This volatility may affect the price at which you are able to sell any shares of common stock you purchase in this offering.

The market price of our common stock has been, and is likely to continue to be, volatile, which means that it could decline substantially within a short period of time. The market price for our common stock on The Nasdaq Global Select Market varied between a high of $51.90 and a low of $19.00 in the 12-month period ended July 1, 2020. The market price of our common stock could fluctuate significantly for many reasons, including the following:

•	future announcements concerning us or our competitors;

•	the overall performance of equity markets;

•	the trading volume of our common stock;

•	additions or changes to our board of directors, management or key personnel;

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regulatory developments (including, but not limited to, developments in international trade policy, particularly with respect to China and to companies on the U.S. Entity List, such as Huawei) and enforcement actions bearing on manufacturing, development, marketing or sales;

•	the commencement or outcome of litigation;

•	reports and recommendations of analysts and whether or not we meet the milestones, metrics and other expectations set forth in such reports;

•	gaining or losing large customers;

•	introduction of new products or services and market acceptance of such products or services;

•	the impact of the COVID-19 pandemic on the business, financial condition, results of operations or prospects of ourselves, our customers and our suppliers;

•	acquisition or loss of significant manufacturers, distributors or suppliers or an inability to obtain sufficient quantities of materials needed to provide our services;

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issuance of common stock or other securities (including, without limitation, the shares of common stock offered hereby, the shares issued upon conversion of any shares of Mandatory Convertible Preferred Stock issued in the Concurrent Mandatory Convertible Preferred Stock Offering, and the shares issued upon conversion of our outstanding 2022 notes and Finisar convertible notes);

•	incurrence of indebtedness;

•	quarterly variations in operating results;

•	our ability to accurately forecast future performance;

•	business acquisitions or divestitures;

•	fluctuations in the economy, political events or general market conditions; and

•	changes in our operating industry generally.

As a result, the current market price of our common stock may not be indicative of future market prices, and we may be unable to sustain or increase the value of an investment in our common stock. In addition, stock markets have experienced extreme price and volume fluctuations in recent years, and are experiencing exceptional volatility as a result of the effects of the COVID-19 pandemic. Moreover, these fluctuations frequently have been unrelated to the operating performance of the affected companies. These broad market fluctuations may adversely affect the market price of our common stock. The market price of our common stock could decline below its current price and the market price of our shares may fluctuate significantly in the future. These fluctuations may be unrelated to our performance and could be out of our control, and could lead to securities class action litigation, which could result in substantial expenses and diversion of management’s attention and corporate resources, any or all of which could adversely affect our business, financial condition and results of operations.

Our management team may invest or spend the proceeds of this offering or the Concurrent Mandatory Convertible Preferred Stock Offering, if completed, in ways with which you may not agree or in ways which may not yield a significant return.

We expect to receive net proceeds of approximately $381.3 million from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Our management will have broad discretion over the use of proceeds from this offering and the Concurrent Mandatory Convertible Preferred Stock Offering, if completed. We expect to use the net proceeds from this offering, the Concurrent Mandatory Convertible Preferred Stock Offering and/or cash on hand to repay up to $714.6 million in borrowings (including accrued interest) under our amended and restated credit agreement, dated as of September 24, 2019 (the “Credit Agreement”), by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto) and to use the remainder of the net proceeds, if any, to develop, enhance, invest in or acquire related, emerging or complementary technologies, products, or businesses and for other general corporate purposes. Our management will have considerable discretion in the application of such net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

The Concurrent Mandatory Convertible Preferred Stock Offering and future sales or other dilution of our equity could dilute our existing shareholders or otherwise depress the market price of our common stock.

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 2,000,000 shares of our Mandatory Convertible Preferred Stock and up to 300,000 additional shares of Mandatory Convertible Preferred Stock that the underwriters in the Concurrent Mandatory Convertible Preferred Stock Offering have the option, exercisable within 30 days from the date of the prospectus supplement for the Concurrent Mandatory Convertible Preferred Stock Offering, to purchase from us, solely to cover over-allotments, if any. Neither the completion of this offering nor of the Concurrent Mandatory Convertible Preferred Stock Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Mandatory Convertible Preferred Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Mandatory Convertible Preferred Stock Offering will be completed on the terms described herein, or at all.

The Concurrent Mandatory Convertible Preferred Stock Offering and future sales of our common stock in the public market, or the perception that such sales could occur, could negatively impact the market price of our common stock. We also have several institutional shareholders that own significant blocks of our common stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected. If we issue additional shares of common stock, the price of our common stock may decline.

Under certain circumstances, shares of our common stock to be issued upon conversion of our Mandatory Convertible Preferred Stock that may be issued in the Concurrent Mandatory Convertible Preferred Stock Offering or that could be issued upon the conversion of the 2022 notes or the Finisar convertible notes would dilute the ownership interest of our existing shareholders. We also issued approximately 26.7 million shares of our common stock in connection with the Finisar acquisition. In addition, the issuance of additional common stock, or issuances of securities convertible into or exercisable for our common stock or other equity linked securities, including preferred stock or warrants, would dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Any sales in the public market of any shares of our common stock issuable upon conversion of the securities convertible into or exercisable for our common stock or other equity linked securities, including shares of the Mandatory Convertible Preferred Stock, the 2022 notes, and Finisar convertible notes, could adversely affect the prevailing market price of our common stock. In addition, the existence of the any of the Mandatory Convertible Preferred Stock, the 2022 notes, and the Finisar convertible notes may encourage short selling by market participants because the conversion of any of them could be used to satisfy short positions, or anticipated conversion of any of them into shares of our common stock could depress the price of our common stock.

As of March 31, 2020, we had outstanding approximately 91,175,715 shares of our common stock and options to purchase approximately 4,178,069 shares of our common stock (of which approximately 2,634,392 were exercisable as of that date). We also had outstanding approximately 3,886,477 shares of our common stock issuable pursuant to unvested restricted share unit awards and performance share unit awards. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the market price of our common stock to decline.

The Mandatory Convertible Preferred Stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the Mandatory Convertible Preferred Stock, if and when issued. For example, the market price of our common stock could become more volatile and could be depressed by: (i) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the Mandatory Convertible Preferred Stock; (ii) possible sales of our common stock by investors who view the Mandatory Convertible Preferred Stock as a more attractive means of equity participation in us than owning shares of our common stock; and (iii) hedging or arbitrage trading activity that may develop involving the Mandatory Convertible Preferred Stock and our common stock.

Provisions in our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated By-Laws (the “By-Laws”) and the Pennsylvania Business Corporation Law (the “BCL”) may delay or prevent our acquisition by a third party. Additionally, certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent our acquisition

Our Articles of Incorporation and By-Laws contain provisions that could make us a less attractive target for a hostile takeover and could make more difficult or discourage a merger proposal, a tender offer or a proxy contest. Such provisions include:

•

a requirement that shareholder-nominated director nominees be nominated in advance of the meeting at which directors are elected and that specific information be provided in connection with such nomination;

•	the ability of our board of directors to issue additional shares of common stock or preferred stock without shareholder approval; and

•	certain provisions requiring supermajority approval (at least two-thirds of the votes cast by all shareholders entitled to vote thereon, voting together as a single class).

In addition, the BCL contains provisions that may have the effect of delaying or preventing a change in control of us or changes in our management. Many of these provisions are triggered if any person or group acquires, or discloses an intent to acquire, 20% or more of a corporation’s voting power, subject to certain exceptions. These provisions:

•	provide the other shareholders of the corporation with certain rights against the acquiring group or person;

•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person;

•	restrict the voting and other rights of the acquiring group or person; and

•	provide that certain profits realized by the acquiring group or person from the sale of our equity securities belong to and are recoverable by us.

Regardless of the amount of a person’s holdings, if a shareholder or shareholder group (including affiliated persons) would be a party to certain proposed transactions with us or would be treated differently from other shareholders of ours in certain proposed transactions, the BCL requires approval by a majority of votes entitled to be cast by all shareholders other than the interested shareholder or affiliate group, unless the transaction is approved by independent directors or other criteria are satisfied. Furthermore, under the BCL, a “short-form” merger of II-VI cannot be implemented without the consent of our board of directors.

In addition, as permitted by Pennsylvania law, an amendment to our Articles of Incorporation or other corporate action that is approved by shareholders may provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class. For example, an amendment to our Articles of Incorporation or other corporate action may provide that shares of common stock held by designated shareholders of record must be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.

Furthermore, the BCL provides that directors may, in discharging their duties, consider, to the extent they deem appropriate, the effects of any action upon shareholders, employees, suppliers, customers and the communities in which its offices are located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies’ interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on “poison pills” or the anti-takeover provisions of the BCL. We do not currently have a “poison pill.”

All of these provisions may limit the price that investors may be willing to pay for shares of our common stock. See “Description of Common Stock”.

In addition, certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us.

For example, if a fundamental change were to occur on or prior to July 1, 2023, holders of the Mandatory Convertible Preferred Stock may have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock as described in the applicable Statement with Respect to Shares governing the Mandatory Convertible Preferred Stock. These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

Our common stock is subordinate to our existing and future indebtedness, the Mandatory Convertible Preferred Stock, when issued, and any other preferred stock we may issue in the future.

Shares of our common stock are equity interests that will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy our claims, including in a liquidation of the Company. Additionally, holders of our common stock may be subject to prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock, when issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid on all our Mandatory Convertible Preferred Stock then outstanding through the most recently completed dividend period, no dividends may be declared or paid on our common stock and we will not be permitted to repurchase any of our common stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Mandatory Convertible Preferred Stock then outstanding a liquidation preference equal to $200.00 per share plus accumulated and unpaid dividends.

Our Articles of Incorporation authorize our board of directors to issue one or more additional series of preferred stock and set the terms of the preferred stock without seeking any further approval from our shareholders. Any preferred stock that is issued will rank ahead of our common stock in terms of dividends and liquidation rights. If we issue additional preferred stock, it may adversely affect the market price of our common stock. Our board of directors also has the power, without shareholder approval, subject to applicable law, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue additional preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue additional preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

The Mandatory Convertible Preferred Stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the Mandatory Convertible Preferred Stock. For example, the market price of our common stock could become more volatile and could be depressed by:

•	investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the Mandatory Convertible Preferred Stock;

•	possible sales of our common stock by investors who view the Mandatory Convertible Preferred Stock as a more attractive means of equity participation in us than owning our common stock; and

•	hedging or arbitrage trading activity that we expect to develop involving the Mandatory Convertible Preferred Stock and our common stock.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our share price and trading volume.

Research analysts publish their own quarterly projections regarding our operating results. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our share price may decline if we fail to meet securities research analysts’ projections. Similarly, if one or more of the analysts who covers us changes its recommendation regarding our common stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

Because we do not currently intend to pay dividends, holders of our common stock will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any dividends on our common stock, and do not expect to pay cash dividends in the foreseeable future. We currently anticipate that we will retain any future earnings to support operations and to finance the development of our business. As a result, the success of an investment in our common stock will depend entirely upon future appreciation in its value. There is no guarantee that our common stock will maintain its value or appreciate in value.

This offering is not contingent on the consummation of the Concurrent Mandatory Convertible Preferred Stock Offering and vice versa.

The completion of this offering and the consummation of the Concurrent Mandatory Convertible Preferred Stock Offering are not contingent upon the other, so it is possible that this offering occurs and the Concurrent Mandatory Convertible Preferred Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Mandatory Convertible Preferred Stock Offering will be completed on the terms described herein, if at all. Accordingly, if you decide to purchase shares of our common stock in this offering, you should be willing to do so whether or not we complete the Concurrent Mandatory Convertible Preferred Stock Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of the shares of Mandatory Convertible Preferred Stock being offered in the Concurrent Mandatory Convertible Preferred Stock Offering.

Our board of directors can issue, without approval of the holders of our common stock, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock.

Our board of directors can issue, without approval of the holders of our common stock, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock and reduce the likelihood that such holders will receive dividend payments. Such issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of common stock that we are offering will be approximately $381.3 million (or approximately $438.6 million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

In addition, concurrently with this offering, we are offering 2,000,000 shares of our 6.00% Series A Mandatory Convertible Preferred Stock, liquidation preference $200.00 per share (the “Mandatory Convertible Preferred Stock”) (or 2,300,000 shares if the underwriters of such offering exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock) in an underwritten offering pursuant to a separate prospectus supplement (the “Concurrent Mandatory Convertible Preferred Stock Offering”). We estimate that the net proceeds to us from the Concurrent Mandatory Convertible Preferred Stock Offering, if completed, after deducting underwriting discounts and commissions and estimated expenses payable by us, will be approximately $387.0 million (or approximately $445.2 million if the underwriters in the Concurrent Mandatory Convertible Preferred Stock Offering exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock).

We expect to use up to $714.6 million of the net proceeds from this offering, the Concurrent Mandatory Convertible Preferred Stock Offering and/or cash on hand to repay borrowings (including accrued interest) under the Credit Agreement and to use the remainder of the net proceeds, if any, to develop, enhance, invest in, or acquire related, emerging or complementary technologies, products, or businesses and for other general corporate purposes.

As of March 31, 2020, approximately $2.0 billion of indebtedness was outstanding under the Credit Agreement. We used these funds for working capital purposes and to finance our acquisition of Finisar, which was completed in September 2019. Indebtedness under the Credit Agreement bears interest at a rate per annum equal to an applicable margin over a eurocurrency rate or an applicable margin over a base rate determined by reference to the highest of (a) the federal funds rate plus 0.50%, (b) Bank of America, N.A.’s prime rate and (c) a eurocurrency rate plus 1.00%. The applicable margin ranges from 1.375% to 2.25% for eurocurrency rate loans and letter of credit fees and 0.375% to 1.25% for base rate loans, in each case based on our Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement). As of March 31, 2020, the weighted average interest rate under the Credit Agreement was 3.52%. The Credit Agreement has a maturity date of September 24, 2024.

CONCURRENT MANDATORY CONVERTIBLE PREFERRED STOCK OFFERING

Concurrently with this offering, we are offering 2,000,000 shares of our 6.00% Series A Mandatory Convertible Preferred Stock, liquidation preference $200.00 per share (the “Mandatory Convertible Preferred Stock”) (or 2,300,000 shares if the underwriters of such offering exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock), in an underwritten offering pursuant to a separate prospectus supplement (the “Concurrent Mandatory Convertible Preferred Stock Offering”). Neither the completion of this offering nor of the Concurrent Mandatory Convertible Preferred Stock Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Mandatory Convertible Preferred Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Mandatory Convertible Preferred Stock Offering will be completed on the terms described herein, or at all. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Mandatory Convertible Preferred Stock Offering. Certain of the underwriters in this offering are also the underwriters in the Concurrent Mandatory Convertible Preferred Stock Offering.

The shares of Mandatory Convertible Preferred Stock will initially be convertible into an aggregate of up to 9,302,400 shares of our common stock (or up to 10,697,760 shares of our common stock, if the underwriters in that offering exercise their over-allotment option in full), in each case subject to anti-dilution, make-whole and other adjustments, as described in the prospectus supplement related to the offering of our shares of Mandatory Convertible Preferred Stock.

Unless converted or redeemed earlier in accordance with the terms of the statement with respect to shares establishing the terms of the Mandatory Convertible Preferred Stock, each share of Mandatory Convertible Preferred Stock will convert automatically on the mandatory conversion date, which is expected to be July 1, 2023, into between 3.8760 and 4.6512 shares of our common stock, subject to certain anti-dilution and other adjustments. The number of shares of common stock issuable upon conversion will be determined based on the average volume weighted average price per share of common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately prior to July 1, 2023.

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee thereof, at an annual rate of 6.00% of the liquidation preference of $200.00 per share of Mandatory Convertible Preferred Stock, and may be paid in cash (subject to limitations imposed by the terms of our indebtedness) or, subject to certain limitations, in shares of our common stock, or in any combination of cash and shares of our common stock. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2020 and ending on, and including, July 1, 2023.

We estimate that the net proceeds to us from the Concurrent Mandatory Convertible Preferred Stock Offering, after deducting issuance costs and discounts, will be approximately $387.0 million (or approximately $445.2 million if the underwriters in the Concurrent Mandatory Convertible Preferred Stock Offering exercise their option to purchase additional shares of Mandatory Convertible Preferred Stock to cover over-allotments, if any, in full). There can be no assurance that the Concurrent Mandatory Convertible Preferred Stock Offering will be completed. Completion of this offering of shares of our common stock is not contingent upon the Concurrent Mandatory Convertible Preferred Stock Offering, and the completion of the Concurrent Mandatory Convertible Preferred Stock Offering is not contingent upon the completion this offering.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding up of our affairs. Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distributions will be declared or paid on shares of our common stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other class or series stock ranking junior to or on parity with the Mandatory Convertible Preferred Stock shall be, directly or indirectly, purchased, redeemed, or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set aside for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

In addition, upon our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $200.00 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of our assets legally available for distribution to our shareholders after satisfaction of indebtedness and other liabilities to our creditors and holders of shares of our capital stock ranking senior to the Mandatory Convertible Preferred Stock as to distribution rights upon our liquidation, winding-up or dissolution, and before any payment or distribution is made to holders of any class or series of our capital stock ranking junior to the Mandatory Convertible Preferred Stock as to distribution rights upon our liquidation, winding-up or dissolution, including, without limitation, our common stock.

The holders of the Mandatory Convertible Preferred Stock will not have voting rights except as described below and as specifically required by Pennsylvania law from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of record of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of record of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled, at our next annual meeting of shareholders or at a special meeting of shareholders, to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of The Nasdaq Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors.

In the event of a nonpayment, the holders of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of shareholders be called to elect such preferred stock directors (provided, however, to the extent permitted by our amended and restated bylaws, if our next annual meeting of shareholders or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors will be included in the agenda for and will be held at such scheduled annual or special meeting of shareholders). The preferred stock directors will stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this prospectus supplement, “voting preferred stock” means any class or series of our capital stock, in addition to and established after the initial issuance of the Mandatory Convertible Preferred Stock, ranking on parity with the Mandatory Convertible Preferred Stock as to dividends and distribution rights upon our liquidation, winding up or dissolution and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum or number of shares of our common stock sufficient for such payment shall have been set aside for the benefit of the holders thereof (a “nonpayment remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, except in the event that such vacancy is created as a result of such preferred stock director being removed or if no preferred stock director remains in office, such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the election of any such preferred stock directors will not cause us to violate the corporate governance requirements of The Nasdaq Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

The Mandatory Convertible Preferred Stock will have certain other voting rights with respect to certain amendments to our amended and restated articles of incorporation or the statement with respect to shares establishing the terms of the Mandatory Convertible Preferred Stock or certain other transactions as described in such statement with respect to shares.

The foregoing information concerning the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the Statement with Respect to Shares establishing the terms of the Mandatory Convertible Preferred Stock, a copy of which has been or will be incorporated by reference as an exhibit into the registration statement of which this prospectus supplement and the accompanying prospectus form a part and which may be obtained as described under “Where You Can Find More Information”. In addition, a description of the proposed Mandatory Convertible Preferred Stock is set forth in the separate prospectus supplement pursuant to which such Mandatory Convertible Preferred Stock is being offered.

DIVIDEND POLICY ON COMMON STOCK

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. The Credit Agreement and the terms of the Mandatory Convertible Preferred Stock restrict our ability to pay cash dividends on our common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization, in each case, as of March 31, 2020:

•	on an actual basis;

•

on an as adjusted basis giving effect to the issuance and sale of 9,302,235 shares of common stock in this offering and receipt of the net proceeds therefrom (assuming no exercise of the underwriters’ option to purchase additional shares of common stock), after deducting underwriting discounts and commissions and estimated offering expenses but without giving effect to the application of such net proceeds; and

•

on a pro forma basis as adjusted to give further effect to the issuance sale of an aggregate amount of 2,000,000 shares of Mandatory Convertible Preferred Stock and receipt of the net proceeds therefrom (assuming no exercise of the underwriters’ over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock in the Concurrent Mandatory Convertible Preferred Stock Offering), after deducting underwriting discounts and commissions and estimated offering expenses payable by us in the Concurrent Mandatory Convertible Preferred Stock offering but without giving effect to the application of such net proceeds.

The information in the table below is illustrative only, and our capitalization following the completion of this offering and the Concurrent Mandatory Convertible Preferred Stock Offering, if it is completed, will depend on the final terms of each offering. Moreover, because the completion of this offering is not contingent on the completion of the Concurrent Mandatory Convertible Preferred Stock Offering, you should not assume that the Concurrent Mandatory Convertible Preferred Stock Offering, as reflected in the “Pro Forma As Adjusted” column in the table below, will take place.

You should read this table together with the “Use of Proceeds” section in this prospectus supplement, as well as the information contained in our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of March 31, 2020
(amounts in thousands, except share and per share data and footnotes)	Actual	As Adjusted	Pro Forma As Adjusted
	(unaudited)
Cash and cash equivalents	$388,107	$769,358	$1,156,318

Total debt:
Term A Facility, interest at LIBOR, as defined, plus 2.00%	1,209,975	1,209,975	1,209,975
Revolving Credit Facility, interest at LIBOR, as defined, plus 2.00%	90,000	90,000	90,000
Debt issuance costs, Term A Facility and Revolving Credit Facility	(33,928)	(33,928)	(33,928)
Term B Facility, interest at LIBOR, as defined, plus 3.50%	716,400	716,400	716,400
Debt issuance costs, Term B Facility	(25,892)	(25,892)	(25,892)
0.50% convertible senior notes due 2036, assumed in the Finisar acquisition	14,888	14,888	14,888
0.25% convertible senior notes due 2022	345,000	345,000	345,000
0.25% convertible senior notes unamortized discount attributable to cash conversion option and debt issuance costs including initial purchasers’ discount	(34,019)	(34,019)	(34,019)

Total debt	2,282,424	2,282,424	2,282,424
Less current portion of long-term debt	(69,250)	(69,250)	(69,250)

Long-term debt	2,213,174	2,213,174	2,213,174

	As of March 31, 2020
(amounts in thousands, except share and per share data and footnotes)	Actual	As Adjusted	Pro Forma As Adjusted
	(unaudited)
Shareholders’ equity:
Common stock, no par value; authorized – 300,000,000 shares; issued – 104,278,333 shares, actual; issued – 113,580,568 shares, as adjusted and pro forma as adjusted	1,459,354	1,840,605	1,840,605
Preferred stock, no par value; authorized – 5,000,000 shares; none issued, actual and as adjusted; of which 2,300,000 shares are designated as 6.00% Series A Mandatory Convertible Preferred Stock, pro forma as adjusted; issued – 2,000,000 shares, pro forma as adjusted	—	—	386,960
Accumulated other comprehensive loss	(80,444)	(80,444)	(80,444)
Retained earnings	825,291	825,291	825,291
Treasury stock, at cost – 13,102,618 shares	(186,294)	(186,294)	(186,294)
Total Shareholders’ Equity	2,017,907	2,399,158	2,786,118

Total capitalization	$4,300,331	$4,681,582	$5,068,542

The table above excludes:

•	4,178,069 shares subject to outstanding stock options at a weighted average exercise price of $26.04 per share;

•	3,477,231 shares subject to outstanding unvested restricted share unit awards as of March 31, 2020;

•	409,246 shares subject to outstanding performance share unit awards as of March 31, 2020;

•	3,176,426 additional shares of common stock reserved for issuance under our equity incentive plan; and

•

any shares issuable upon conversion of the 2022 notes, the Finisar convertible notes and the Mandatory Convertible Preferred Stock (if the Concurrent Mandatory Convertible Preferred Stock Offering is completed).

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock is based on the provisions of our Articles of Incorporation, By-Laws and the applicable provisions of the BCL. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Articles of Incorporation, By-Laws and the BCL. For information on how to obtain copies of our Articles of Incorporation and By-Laws, see the discussion above under the heading “Where You Can Find More Information.” As of the date of this prospectus supplement, our authorized capital stock consists of 300,000,000 shares of common stock and 5,000,000 shares of preferred stock, no par value per share. No shares of preferred stock are currently outstanding.

Common Stock

As of June 26, 2020, we had 92,254,445 shares of common stock outstanding.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. Holders of our common stock have no preemptive or subscription rights to purchase any of our securities and no sinking fund provisions apply to our common stock. Upon the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

We have never paid any cash dividends on our common stock.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are fully paid and non-assessable.

Nasdaq Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “IIVI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Anti-Takeover Law Provisions

Certain provisions of Pennsylvania law and our Articles of Incorporation and our By-Laws could make the acquisition of the Company by means of a tender offer, or the acquisition of control of the Company by means of a proxy contest or otherwise more difficult. These provisions, summarized below, are intended to discourage certain types of coercive takeover practices and inadequate takeover bids, and are designed to encourage persons seeking to acquire control of the Company to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Pennsylvania State Law Provisions

We are subject to various anti-takeover provisions of the Pennsylvania Business Corporation Law (the “BCL”). Many of these provisions are triggered if any person or group acquires, or discloses intent to acquire, 20% or more of a Pennsylvania corporation’s voting power, subject to certain exceptions. These provisions:

•	provide the other shareholders of the corporation with certain rights against the acquiring group or person;

•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person;

•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person;

•	restrict the voting and other rights of the acquiring group or person; and

•	provide that certain profits realized by the acquiring group or person from the sale of a corporation’s equity securities belong to and are recoverable by such corporation.

Regardless of the amount of a person’s holdings, if a shareholder or shareholder group (including affiliated persons) would be a party to certain proposed transactions with the Company or would be treated differently from our other shareholders in certain proposed transactions, the BCL requires approval by a majority of votes entitled to be cast by all shareholders other than the interested shareholder or affiliate group, unless the transaction is approved by independent directors or other criteria are satisfied. Furthermore, under the BCL, a “short-form” merger of the Company cannot be implemented without the consent of our board of directors.

In addition, as permitted by Pennsylvania law, an amendment to our Articles of Incorporation or other corporate action that is approved by shareholders may provide mandatory special treatment for specified groups of non-consenting shareholders of the same class. For example, an amendment to our Articles of Incorporation or other corporate action may provide that shares of our Common Stock held by designated shareholders of record must be cashed out at a price determined by us, subject to applicable dissenters’ rights. In these cases, Pennsylvania law requires either a special class vote or dissenters’ rights for holders of the group designated for special treatment.

Furthermore, the BCL provides that directors may, in discharging their duties, consider, to the extent they deem appropriate, the effects of any action upon shareholders, employees, suppliers, customers and the communities in which its offices are located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies’ interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on “poison pills” or the anti-takeover provisions of the BCL. We do not currently have a “poison pill.”

Other Provisions in our Articles of Incorporation and our By-Laws

Our Articles of Incorporation and our By-Laws contain provisions that could make us a less attractive target for a hostile takeover and could make more difficult or discourage a merger proposal, a tender offer or a proxy contest.

Such provisions include:

•

a requirement that shareholder-nominated director nominees be nominated in advance of the meeting at which directors are elected and that specific information be provided in connection with such nomination;

•	the ability of our board of directors to issue additional shares of Common Stock or preferred stock without shareholder approval; and

•	certain provisions requiring supermajority approval (at least two-thirds of the votes cast by all shareholders entitled to vote thereon, voting together as a single class).

Indemnification Of Directors And Executive Officers And Limitation On Liability.

Pennsylvania Business Corporation Law

Sections 1741 and 1742 of the BCL provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

•	by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding;

•	if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the shareholders.

Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to in BCL Section 1741 or 1742, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

BCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by the indemnitee to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

BCL Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions to successor corporations in consolidations, mergers or divisions and to representatives serving as fiduciaries of employee benefit plans. BCL Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter E of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

By-Laws

Article VI of our By-Laws provides that the directors and officers of the registrant shall be indemnified to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the registrant or otherwise) arising out of their service to the registrant or to another corporation, partnership, joint venture, trust or other enterprise at the request of the registrant, with certain limitations and exceptions. Article VI of our By-Laws also provides that our employees and agents who are not directors or officers may be indemnified with such scope and effect as determined by the registrant.

Article VI of our By-Laws also provides that we may purchase and maintain insurance to protect itself and any director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the registrant would have the power to indemnify him or her against such liability by law or under the provisions of the By-Laws.

As permitted by BCL Section 1713, our By-Laws provide that directors shall not be personally liable to the registrant for monetary damages for any action taken, or any failure to take any action, unless, (A) the director has breached or failed to perform the duties of his/her office under certain provisions of the By-Laws relating to standard of care and justifiable reliance; and (B) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The BCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. BCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. BCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board of Directors in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

Director and Officer Liability Insurance

We maintain directors’ and officers’ liability insurance covering our directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933. Under the insurance, we are entitled to reimbursement for amounts as to which the directors and officers are indemnified under the indemnification provisions of our By-Laws. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to the indemnification provisions of our By-Laws.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

The following discussion summarizes the material U.S. federal income and estate tax considerations relating to the acquisition, ownership and disposition of our common stock purchased in this offering by a non-U.S. holder (as defined below). This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (or the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences to non-U.S. holders described in this prospectus supplement.

There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position to the tax consequences described herein or that such position will not be sustained by a court. No ruling from the IRS has been requested or obtained with respect to the U.S. federal income or estate tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

This discussion is for general information only and is not tax advice. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

As used in this discussion, a “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our common stock that is not a U.S. holder. A “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

An individual may be treated, for U.S. federal income tax purposes, as a resident of the United States in any calendar year by being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in that calendar year. The 183-day test is determined by counting all of the days the individual is treated as being present in the current year, one-third of such days in the immediately preceding year and one-sixth of such days in the second preceding year.

This discussion assumes that a prospective non-U.S. holder will hold shares of our common stock as a capital asset within the meaning of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances. In addition, this discussion does not address any aspect of the U.S. federal alternative minimum tax, the Medicare contribution tax, U.S. state or local or non-U.S. taxes, or the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies and financial institutions;

•	tax-exempt organizations;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	brokers and dealers in securities;

•	persons that hold our common stock as part of a straddle, conversion transaction, or other integrated investment; and

•	former citizens or residents of the United States subject to tax as expatriates.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes is an owner of our common stock, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. We urge any owner of our common stock that is a partnership and partners in that partnership to consult their tax advisors regarding the U.S. federal income and estate tax consequences of purchasing, owning and disposing of our common stock.

Distributions on Our Common Stock

Any distribution on our common stock paid to non-U.S. holders will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will generally constitute a return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, and will be applied against and reduce the non-U.S. holder’s adjusted tax basis. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Disposition of Our Common Stock.”

Subject to the discussions below regarding backup withholding and the FATCA, dividends paid to a non-U.S. holder that are not treated as effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% on the gross amount paid, unless the non-U.S. holder is entitled to an exemption from or reduced rate of withholding under an applicable income tax treaty. In order to claim the benefit of an income tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form to either), certifying under penalties of perjury that such non-U.S. holder is entitled to benefits under the applicable income tax treaty and has complied with any special certification requirements prior to the payment of dividends. A non-U.S. holder eligible for a reduced rate of withholding pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. holders should consult their tax advisors regarding possible entitlements to benefits under any income tax treaty.

Dividends paid to a non-U.S. holder that are treated as effectively connected with a trade or business conducted by the non-U.S. holder within the United States (and, if an applicable income tax treaty so provides, are also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder) are generally exempt from the 30% withholding tax. To establish the exemption, a non-U.S. holder must provide a properly executed IRS Form W-8ECI (or successor form) prior to the payment of the dividend. Dividends received by a non-U.S. holder that are treated as effectively connected with a U.S. trade or business generally are subject to U.S. federal income tax at rates applicable to U.S. persons. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional “branch profits tax” imposed at a rate of 30%, or such lower rate as specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence, on its effectively connected earnings and profits, with certain adjustments.

Gain On Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder will generally not be subject to any U.S. federal income tax or withholding on any gain realized from the non-U.S. holder’s sale, exchange or other disposition of shares of our common stock unless:

•

the gain is effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder), in which case the gain will be taxed on a net-income basis, generally in the same manner as if the non-U.S. holder were a U.S. person, and, if the non-U.S. holder is a corporation, the additional branch profits tax described above in “—Distributions on Our Common Stock” may also apply;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

•

we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “United States real property holding corporation” (or “USRPHC”) under Section 897 of the Code.

Generally, we will be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We believe that we have not been and are not currently, and do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as a United States real property interest only for a non-U.S. holder who actually or constructively holds more than five percent of such regularly traded common stock at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition and the non-U.S. holder’s holding period.

Information Reporting and Backup Withholding

The applicable withholding agent must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such non-U.S. holder and the amount of tax withheld, if any. Copies of the information returns filed with the IRS to report the distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The United States imposes backup withholding, currently at a rate of 24%, on the gross amount of dividends and certain other types of payments. Dividends paid to a non-U.S. holder will not be subject to backup withholding if proper certification of foreign status (usually on IRS Form W-8BEN or W-8BEN-E, as applicable) is provided, and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person. In addition, no backup withholding or information reporting will be required regarding the proceeds of a disposition of our common stock made by a non-U.S. holder within the United States or conducted through certain U.S. financial intermediaries if the payor receives the certification of foreign status described in the preceding sentence and does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person or the non-U.S. holder otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional tax. Rather, amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

U.S. Federal Estate Tax

An individual non-U.S. holder who is treated as the owner, or who has made certain lifetime transfers, of an interest in our common stock will be required to include the value of the common stock in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate or other tax treaty provides otherwise.

FATCA

In addition to the withholding described above, the Foreign Account Tax Compliance Act (or “FATCA”), imposes a 30% withholding tax on dividend payments made by a U.S. person to a foreign financial institution or non-financial foreign entity (including, in some cases, when a foreign financial institution or nonfinancial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury Department to withhold on certain payments, and to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under proposed Treasury regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of shares of our common stock. The preamble to these proposed Treasury regulations states that taxpayers may rely on them pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

Non-U.S. holders should consult their tax advisors regarding the possible implications of FATCA to them in connection with the purchase, ownership and disposition of our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated July 1, 2020, among us and BofA Securities, Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc. as representatives of the several underwriters, we have agreed to sell to the underwriters, and each of the underwriters have agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
BofA Securities, Inc.	4,186,010
J.P. Morgan Securities LLC	2,139,514
Citigroup Global Markets Inc	2,046,491
The Benchmark Company, LLC	232,555
Cowen and Company, LLC	232,555
Needham & Company, LLC	232,555
Piper Sandler & Co	232,555

Total	9,302,235

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $1.161 per share. After the initial offering of the shares, the public offering price, concession or any other term of the offering may be changed by the underwriters.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

	Total
	Per Share	No Exercise	Full Exercise
Public offering price	$43.00	$399,996,105	$459,995,510
Underwriting discounts and commissions	1.935	17,999,825	20,699,798

Proceeds, before expenses, to us	$41.065	$381,996,280	$439,295,712

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $745,000.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,395,335 additional shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase the additional shares proportionate to that underwriter’s initial amount reflected in the above table. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase the additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 60 days after the date of this prospectus, without first obtaining the written consent of the underwriters. Specifically, our executive officers and directors have agreed with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock:

•	grant any option, right or warrant for the sale of any common stock;

•

otherwise dispose of or transfer any common stock, or any securities convertible into or exercisable or exchangeable for common stock, or file any registration statement under the Securities Act with respect to any of the foregoing;

•	request or demand that we file a registration statement related to the common stock; or

•

enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

These lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the agreement or over which the person executing the agreement later acquires the power of disposition. These lock-up provisions do not prevent any person from establishing a trading plan that complies with Rule 10b5-1 under the Exchange Act or from amending such plan so long as there are no sales of common stock under any such trading plan during the lock-up period.

The restrictions described above do not apply to our executive officers with respect to transfers of shares of common stock:

•	pursuant to a 10b5-1 trading plan existing as of the date the party becomes subject to the lock-up restrictions;

•	as a bona fide gift or gifts;

•	to any trust for the direct or indirect benefit of the party subject to the lock-up restrictions or the immediate family of the party subject to the lock-up restrictions;

•	as a distribution or other transfer by a partnership to its partners or former partners;

•	to the affiliates of the party subject to the lock-up restrictions or to any investment fund or other entity controlled or managed by the party subject to the lock-up;

•	pursuant to a qualified domestic relations order or in connection with a divorce settlement;

•

to any beneficiary of the party subject to the lock-up restrictions pursuant to a will or other testamentary document or applicable laws of decent upon the death of the party subject to the lock-up restrictions;

•

to us as a surrender of equity incentive awards granted under any equity incentive plans outstanding on the date of this prospectus, whether in satisfaction of any tax withholding obligation in connection with the vesting of such award, or where such surrender is otherwise required pursuant to the term of such award; or

•	upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors.

The lock-up provisions summarized above do not apply to us with respect to:

•	the sale and issuance of common stock in this offering;

•

the sale and issuance of shares of Mandatory Convertible Preferred Stock in the Concurrent Mandatory Convertible Preferred Stock Offering, and the issuance of shares of common stock underlying such shares of Mandatory Convertible Preferred Stock;

•	any shares of common stock issued by us upon the exercise of an option or warrant, or the conversion of a convertible security outstanding on the date of this prospectus;

•

any shares of our common stock issued or options to purchase common stock, restricted share awards or performance share awards granted pursuant to any existing employee benefit plans or non-employee director stock plans or dividend reinvestment plans; or

•	the filing by us of any registration statement on Form S-8 or a successor form thereto.

Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “IIVI.”

Price Stabilization, Short Positions and Penalty Bids

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve “naked” short sales.

“Naked” short sales are sales made without the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of an underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of an underwriter to reduce a short position incurred by an underwriter in connection with the offering. Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting an underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member is purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Concurrent Mandatory Convertible Preferred Stock Offering

We are offering 2,000,000 shares of our Mandatory Convertible Preferred Stock (or 2,300,000 shares if the underwriters of such offering exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock) in an underwritten offering pursuant to a separate prospectus supplement (the “Concurrent Mandatory Convertible Preferred Stock Offering”). This offering and the Concurrent Mandatory Convertible Preferred Stock Offering are not contingent upon one another. Certain of the underwriters in this offering are also the underwriters in the Concurrent Mandatory Convertible Preferred Stock Offering.

Electronic Distribution

In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters are serving as underwriters in the Concurrent Mandatory Convertible Preferred Stock Offering. The underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. For example, affiliates of BofA Securities, Inc. and J.P. Morgan Securities LLC are lenders under the Credit Agreement, and may receive net proceeds of this offering upon repayment of amounts outstanding under the Credit Agreement.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of the shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require the Issuer or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the representatives are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial

Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in

Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, the we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Each representative has acknowledged that neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements of II-VI Incorporated and Subsidiaries appearing in II-VI’s Current Report on Form 8-K dated June 29, 2020, and the effectiveness of II-VI Incorporated and Subsidiaries’ internal control over financial reporting as of June 30, 2019 (excluding the internal control over financial reporting of CoAdna Holdings, Inc. and Redstone Aerospace Corporation), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of II-VI’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of CoAdna Holdings, Inc. and Redstone Aerospace Corporation from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of Finisar Corporation as of April 28, 2019 and April 29, 2018 and for each of the three years in the period ended April 28, 2019, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of BDO USA, LLP, independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. Our web site is located at www.ii-vi.com. The information contained on or accessible through our web site is not part of this prospectus supplement.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus supplement is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates. You should direct a request for copies to us at Attention: Secretary, 375 Saxonburg Boulevard, Saxonburg, PA 16056 or you may call us at (724) 352-4455.

INCORPORATION BY REFERENCE

This prospectus supplement “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the SEC on August 16, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 12, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 filed with the SEC on February 10, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 30, 2020 filed with the SEC on May 11, 2020;

•

Current Reports on Form 8-K filed with the SEC on July  3, 2019, July  9, 2019, July 25, 2019, August 1, 2019, August 13, 2019, August  15, 2019, August 16, 2019, August  22, 2019, August 28, 2019, September  18, 2019, September  20, 2019, September  24, 2019 (as amended by the Current Reports on Form 8-K/A filed with the SEC on September 27, 2019 and December 9, 2019), October 23, 2019, November 12, 2019, December  3, 2019, December 31, 2019, January  30, 2020, May 19, 2020, May 29, 2020, June  1, 2020, and June 30, 2020 (I, II and III);

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on October  3, 2019 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2019;

•

Audited Consolidated Balance Sheets of Finisar as of April 28, 2019 and April 29, 2018 and the Audited Consolidated Statements of Operations, Comprehensive Income (Loss), Stockholders’ Equity and Cash Flows of Finisar for the three years ended April 28, 2019, April 29, 2018 and April 30, 2017, respectively, and related notes (included in Finisar’s Annual Report on Form 10-K for the year ended April 28, 2019 filed by Finisar with the SEC on June 14, 2019);

•

Unaudited Condensed Consolidated Financial Statements of Finisar as of July 28, 2019 (included in Finisar’s Quarterly Report on Form 10-Q for the quarter ended July 28, 2019 filed by Finisar with the SEC on September 4, 2019); and

•

The description of the Company’s Common Stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with the SEC on September 14, 1987, including any subsequent amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

We have authorized no one to provide you with information other than information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement or after the date of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus supplement by reference and will be a part of this prospectus supplement from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

Requests for such copies should be directed to our Investor Relations department, at the following address:

II-VI Incorporated

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(724) 352-4455

Prospectus

Common Stock

Preferred Stock

We may, from time to time, offer to sell shares of common stock, no par value per share (“Common Stock”), or preferred stock, no par value per share (“Preferred Stock”), in one or more offerings. This prospectus describes some of the general terms that may apply to such offerings. Each time we offer and sell shares of Common Stock or Preferred Stock, we will provide the specific terms in a supplement to this prospectus that contains specific information about such offering and the amounts, prices and terms of the shares of Common Stock or Preferred Stock being offered in such offering. The supplement may also add, update or change information contained in this prospectus with respect to any such offering. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any shares of our Common Stock or Preferred Stock.

We may offer and sell shares of Common Stock or Preferred Stock to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of shares of Common Stock or Preferred Stock, an applicable prospectus supplement will set forth the applicable purchase price, fee, commissions or discounts between or among them. Our net proceeds from the sale of Common Stock or Preferred Stock will be the public offering price less the applicable discount, in the case of an offering made through an underwriter, or the purchase price less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of such shares of Common Stock or Preferred Stock. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares of Common Stock or Preferred Stock may be sold without delivery of this prospectus and an applicable prospectus supplement describing the method and terms of the offering of such shares of Common Stock or Preferred Stock.

We may amend or supplement information contained in this prospectus from time to time. You should carefully read this prospectus and any amendments or supplements before you invest in shares of our Common Stock or Preferred Stock.

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “IIVI.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS, AS WELL AS RISK FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, AS AMENDED, AND EACH SUBSEQUENT QUARTERLY REPORT ON FORM 10-Q (WHICH DOCUMENTS ARE INCORPORATED BY REFERENCE HEREIN), BEFORE YOU INVEST IN SHARES OF OUR COMMON STOCK OR PREFERRED STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell shares of Common Stock or Preferred Stock as described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the Common Stock and Preferred Stock we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering. Such prospectus supplement may include a discussion of any risk factors or other special consideration that apply to our securities and the offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities in an offering pursuant to this prospectus, you should rely on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our Common Stock or other securities is appropriate for you.

References in this prospectus to “II-VI”, the “Company”, “we”, “us” and “our” are to II-VI Incorporated and its subsidiaries.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, expectations, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales and marketing efforts, and anticipated benefits resulting from completed acquisitions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following:

•

uncertainties associated with the coronavirus (COVID-19) pandemic, including its possible effects on our operations, liquidity, financial condition, supply chain and personnel, and the demand for our products and services;

•	investments in future markets of potential significant growth may not result in the expected return;

•

the possibility that the anticipated benefits from completed acquisitions, including, but not limited to, our combination with Finisar Corporation (“Finisar”), cannot be realized in full or at all or may take longer to realize than expected;

•	our ability to develop new products and processes;

•	global economic downturns, including any downturn related to COVID-19, which may adversely affect our business, operating results and financial condition;

•

some systems that use our products which are complex in design, and products of ours that may contain defects that are not detected until deployed, which could increase our costs, reduce our revenues, cause us to lose key customers and may expose us to litigation arising from derivative lawsuits related to consumer products;

•	foreign currency risk which may negatively affect our revenues, cost of sales and operating margins and could result in foreign exchange losses;

•	our ability to retain our competitive position, which may require significant investments;

•	our inability to successfully implement our acquisitions strategy or integrate acquired companies and personnel with existing operations;

•	our future success being dependent on continued international sales, and the fact that our global operations are complex and present multiple challenges to manage;

•	complex and rapidly changing governmental import and export regulations;

•

changes in U.S. trade policies, particularly with respect to China and to companies on the U.S. Entity List, such as Huawei, could impact our international operations and the cost of goods imported into the United States, which may narrow the size of our markets, materially impact our revenues or increase our operating costs and expose us to contract litigation;

•	our ability to settle conversions of our convertible senior notes in cash or to repurchase such notes in accordance with their terms;

•	our failure to accurately estimate the size and growth of our markets and our customers’ demands;

•	increased competition;

•	limitations on the protection of our intellectual property, and our involvement from time to time in costly intellectual property litigation or indemnification;

•	a significant portion of our business being dependent on cyclical industries;

•	our global operations being subject to complex legal and regulatory requirements;

•	changes in laws and regulations governing data privacy and data protection that could have a material adverse impact on our business;

•	data breach incidents and breakdown of information and communication technologies that could disrupt our operations and impact our financial results;

•	our entry into supply agreements which commit us to supply products on specified terms;

•	our dependence on highly complex manufacturing processes that require feeder materials, components and products from limited sources of supply;

•	increases in commodity prices that may adversely affect our results of operations and financial condition;

•	our use and generation of potentially hazardous substances that are subject to stringent environmental regulations;

•	unfavorable changes in tax rates, tax liabilities or tax accounting rules that could negatively affect future results;

•	natural disasters or other global or regional catastrophic events that could disrupt our operations, give rise to substantial environmental hazards and adversely affect our results;

•	our ability to attract, retain and develop key personnel and need for continued good relations with our employees;

•	our stock price, which has been volatile in the past and may be volatile in the future;

•

some anti-takeover provisions contained in our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated By-Laws (the “By-Laws”), as well as provisions of Pennsylvania law, which could impair a takeover attempt and also reduce the market price of our Common Stock or other securities;

•

because we do not currently intend to pay dividends, holders of our Common Stock will benefit from an investment in our Common Stock only if it appreciates in value, and by the intended anti-dilution actions of our share-buyback program;

•

our contracts with a number of large end-user service providers and product companies that have considerable bargaining power, which may require us to agree to terms and conditions that could have an adverse effect on our business or ability to recognize revenues;

•	climate change regulations;

•	our dependence on large purchases from a few significant customers, and any loss, cancellation, reduction or delay in purchases by these customers which could harm our business;

•	the manufacturing of our products which may be adversely affected if we are unable to manufacture certain products in our manufacturing facilities;

•	our failure to accurately forecast our revenues which could result in additional charges for obsolete or excess inventories or non-cancelable purchase commitments;

•

our failure to maintain an effective system of disclosure controls and internal control over financial reporting, which could impair our ability to produce timely and accurate financial statements or comply with applicable regulations; and

•	those risks and uncertainties described in the documents incorporated by reference into this prospectus.

Therefore, you should not rely on any of these forward-looking statements. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

TRADEMARKS

We have proprietary rights to trademarks used in the information incorporated by reference into this prospectus, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in the information incorporated by reference in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

THE COMPANY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, II-VI Incorporated is referred to herein, collectively with all of its subsidiaries, as the “Company”, “II-VI”, or “we”, “us”, or “our”.

Overview

II-VI Incorporated, a worldwide leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for industrial materials processing, communications, aerospace and defense, consumer electronics, semiconductor capital equipment, life sciences and automotive end markets. On September 24, 2019, we completed our acquisition of Finisar, a global technology leader for subsystems and components for fiber optic communications. We believe that our combination with Finisar will help make us a global leader in optical communications while continuing our leadership in other end markets.

We develop, manufacture, and market engineered materials, optoelectronic components, and devices for precision use in industrial materials processing, optical communications, aerospace and defense, consumer electronics, semiconductor capital equipment, life sciences, and automotive applications and markets. We use advanced engineered materials growth technologies coupled with proprietary high-precision fabrication, microassembly, optical thin-film coating, and electronic integration to manufacture complex optoelectronic devices and modules. Our products are deployed in a variety of applications, including (i) laser cutting, welding, and marking operations; (ii) 3D sensing consumer applications; (iii) optical, data, and wireless communications products; (iv) strategic aerospace and defense applications including intelligence, surveillance, and reconnaissance; (v) semiconductor processing and tooling; and (vi) thermoelectric cooling and power-generation solutions.

Through research, development and engineering (RD&E) and acquisitions, we have expanded our portfolio of materials. We believe that the materials we grow and fabricate are differentiated by one or a combination of unique optical, electrical, thermal, and mechanical properties. Our optics are shaped by precision surfacing techniques to meet the most stringent requirements for flat or curved geometries, functionalized with smooth or structured surfaces, or with patterned metallization. Proprietary processes developed at our global optical coating centers differentiate our products’ durability against high-energy lasers and extreme operating environments. Optical coatings also provide the desired spectral characteristics ranging from the ultraviolet to the far-infrared. We leverage these capabilities to deliver miniature- to large-scale precision optical assemblies, including those in combination with thermal management components, integrated electronics, and/or software.

We also offer a broad portfolio of compound semiconductor lasers that are used in a variety of applications in most of our end markets. These compound semiconductor lasers enable high-power lasers for materials processing; optical signal amplification in terrestrial and submarine communications networks; high-bit-rate server connectivity between and within datacenters; and fast and accurate measurements in biomedical instruments, consumer electronics, and optical communications network monitoring.

We generate revenues, earnings and cash flows from developing, manufacturing and marketing a broad portfolio of products for our end markets. We also generate revenue, earnings and cash flows from government-funded research and development contracts relating to the development and manufacture of new technologies, materials and products.

Our customer base includes original equipment manufacturers, laser end users, system integrators of high-power lasers, manufacturers of equipment and devices for industrial, optical communications, consumer electronics, security and monitoring applications, U.S. government prime contractors, and various U.S. government agencies.

We are headquartered in Saxonburg, Pennsylvania, with RD&E, manufacturing, and sales facilities worldwide. Our U.S. production and research and development operations are located in Pennsylvania, California, New Jersey, Texas, Mississippi, Massachusetts, Connecticut, Delaware, New York, Florida, Ohio, Arizona, Colorado, and Illinois, and our non-U.S. production operations are based in China, Singapore, Vietnam, the Philippines, Germany, Switzerland, and the United Kingdom. We also utilize contract manufacturers and strategic suppliers.

Company Information

We were incorporated in the Commonwealth of Pennsylvania on June 22, 1971. Our corporate headquarters are located at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Our telephone number is (724) 352-4455. Our Internet website address is www.ii-vi.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus or to be part of this prospectus. Our name is pronounced “Two Six Incorporated,” which refers to Groups II and VI on the periodic table of elements from which we originally designed and produced infrared optics for high-power carbon dioxide lasers used in materials processing. You can obtain additional information regarding our business by reading our Annual

Report on Form 10-K for our most recent fiscal year ended June 30, 2019, our subsequently filed Quarterly Reports on Form 10-Q and the other reports we file with the SEC. See “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information contained in any applicable prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities pursuant to this prospectus as set forth in any applicable prospectus supplement.

DIVIDEND POLICY

We have never paid cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our Articles of Incorporation, our By-Laws and the applicable provisions of the Pennsylvania Business Corporation Law (the “BCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Articles of Incorporation, By-Laws and the BCL. For information on how to obtain copies of our Articles of Incorporation and By-Laws, see the discussion above under the heading “Where You Can Find More Information.” As of the date of this prospectus, our authorized capital stock consists of 300,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of March 31, 2020, 91,175,715 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding.

Common Stock

We may offer shares of Common Stock, including shares of Common Stock issuable upon the conversion of Preferred Stock.

Voting Rights

Each outstanding share of our Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of our Common Stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our Board of Directors may from time to time determine. Holders of our Common Stock have no preemptive or subscription rights to purchase any of our securities and no sinking fund provisions apply to our Common Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of our Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding.

We have never paid any cash dividends on our Common Stock.

Fully Paid and Non-Assessable

All outstanding shares of our Common Stock are fully paid and non-assessable.

Nasdaq Listing

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “IIVI.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer and Trust Company, LLC.

Preferred Stock

Pursuant to the Articles of Incorporation, our Board of Directors has the authority, without further action by our shareholders, to issue from time to time up to 5,000,000 shares of Preferred Stock in one or more series. Our Board of Directors may designate the rights, preferences, privileges, and restrictions of the Preferred Stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series.

The issuance of Preferred Stock could have the effect of restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of the Common Stock.

The particular terms of any series of Preferred Stock being offered by us under this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the Preferred Stock;

•	the number of shares of Preferred Stock offered;

•	the purchase price of the Preferred Stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the Preferred Stock;

•	any conversion provisions of the Preferred Stock;

•	the voting rights, if any, of the Preferred Stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the Preferred Stock.

If the terms of any series of Preferred Stock being offered differ from the terms set forth in this prospectus, the definitive terms will be disclosed in the applicable prospectus supplement. The summary in this prospectus is not complete. You should refer to the applicable Articles of Amendment to our Articles of Incorporation or Statement with Respect to Shares, as the case may be, establishing a particular series of Preferred Stock, in either case which will be filed with the Secretary of State of the Commonwealth of Pennsylvania and the SEC in connection with an offering of Preferred Stock.

The Preferred Stock will, when issued, be fully paid and nonassessable.

Dividend Rights

Except as indicated in the applicable prospectus supplement, the Preferred Stock will be preferred over our Common Stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in Common Stock) on our Common Stock will be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock will be entitled to receive dividends when, as and if declared by our Board of Directors. Subject to the limitations of Pennsylvania law, we will pay those dividends either in cash, shares of Common Stock or Preferred Stock or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of Preferred Stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless another date is set forth in the applicable prospectus supplement relating to the series. Accruals of dividends will not bear interest.

Rights upon Liquidation

Except as indicated in the applicable prospectus supplement, the Preferred Stock will be preferred over our Common Stock as to assets so that the holders of any series of Preferred Stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of Common Stock, the amount set forth in the applicable prospectus supplement. In this case, however, the holders of Preferred Stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, our entire remaining net assets will be distributed among the holders of each series of Preferred Stock in amounts proportional to the full amounts to which the holders of each series are entitled.

Redemption

All shares of any series of Preferred Stock will be redeemable to the extent set forth in the prospectus supplement relating to the series and as allowed by Pennsylvania law. All shares of any series of Preferred Stock will be convertible into shares of our Common Stock or into shares of any other series of our Preferred Stock to the extent set forth in the applicable prospectus supplement.

Voting Rights

Except as indicated in the applicable prospectus supplement, the holders of Preferred Stock will not be entitled to vote with respect to shares of Preferred Stock held by then on matters properly presented to shareholders.

Additional Series of Preferred Stock

Our Board of Directors has the authority, without further action by our shareholders, to issue from time to time additional shares of Preferred Stock in one or more series and to designate the rights, preferences, privileges, and restrictions of such Preferred Stock. This authority may be limited by applicable law, our Articles of Incorporation, as it may amended or further restated from time to time, including pursuant to the terms of any existing series of Preferred Stock, and the applicable rules of the stock exchanges upon which the Common Stock is listed.

Anti-Takeover Law Provisions

Certain provisions of Pennsylvania law and our Articles of Incorporation and our By-Laws could make the acquisition of the Company by means of a tender offer, or the acquisition of control of the Company by means of a proxy contest or otherwise, more difficult. These provisions, summarized below, are intended to discourage certain types of coercive takeover practices and inadequate takeover bids, and are designed to encourage persons seeking to acquire control of the Company to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Pennsylvania State Law Provisions

We are subject to various anti-takeover provisions of the BCL. Many of these provisions are triggered if any person or group acquires, or discloses intent to acquire, 20% or more of a Pennsylvania corporation’s voting power, subject to certain exceptions. These provisions:

•	provide the other shareholders of the corporation with certain rights against the acquiring group or person;

•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person;

•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person;

•	restrict the voting and other rights of the acquiring group or person; and

•	provide that certain profits realized by the acquiring group or person from the sale of a corporation’s equity securities belong to and are recoverable by the corporation.

Regardless of the amount of a person’s holdings, if a shareholder or shareholder group (including affiliated persons) would be a party to certain proposed transactions with the Company or would be treated differently from our other shareholders in certain proposed transactions, the BCL requires approval by a majority of votes entitled to be cast by all shareholders other than the interested shareholder or affiliate group, unless the transaction is approved by independent directors or other criteria are satisfied. Furthermore, under Pennsylvania law, a “short-form” merger of the Company cannot be implemented without the consent of our board of directors.

In addition, as permitted by Pennsylvania law, an amendment to our Articles of Incorporation or other corporate action that is approved by shareholders may provide mandatory special treatment for specified groups of non-consenting shareholders of the same class. For example, an amendment to our Articles of Incorporation or other corporate action may provide that shares of our Common Stock held by designated shareholders of record must be cashed out at a price determined by us, subject to applicable dissenters’ rights. In these cases, Pennsylvania law requires either a special class vote or dissenters’ rights for holders of the group designated for special treatment.

Furthermore, the BCL provides that directors may, in discharging their duties, consider, to the extent they deem appropriate, the effects of any action upon shareholders, employees, suppliers, customers and the communities in which its offices are located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies’ interests. The BCL expressly provides that the fiduciary duty of directors does not require the directors to redeem or modify any “poison pills” or take action under the anti-takeover provisions of the BCL in order to allow or facilitate a potential change of control. We do not currently have a “poison pill.”

Other Provisions in our Articles of Incorporation and our By-Laws

Our Articles of Incorporation and our By-Laws contain provisions that could make us a less attractive target for a hostile takeover and could make more difficult or discourage a merger proposal, a tender offer or a proxy contest.

Such provisions include:

•

a requirement that shareholder-nominated director nominees be nominated in advance of the meeting at which directors are elected and that specific information be provided in connection with such nomination;

•	the ability of our board of directors to issue additional shares of Common Stock or Preferred Stock without shareholder approval; and

•	certain provisions requiring supermajority approval (at least two-thirds of the votes cast by all shareholders entitled to vote thereon, voting together as a single class).

Indemnification Of Directors And Executive Officers And Limitation On Liability.

Pennsylvania Business Corporation Law

Sections 1741 and 1742 of the BCL provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

•	by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding;

•	if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the shareholders.

Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to in BCL Section 1741 or 1742, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

BCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by the indemnitee to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

BCL Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions to successor corporations in consolidations, mergers or divisions and to representatives serving as fiduciaries of employee benefit plans. BCL Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter E of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

By-Laws

Article VI of our By-Laws provides that the directors and officers of the registrant shall be indemnified to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the registrant or otherwise) arising out of their service to the registrant or to another corporation, partnership, joint venture, trust or other enterprise at the request of the registrant, with certain limitations and exceptions. Article VI of our By-Laws also provides that our employees and agents who are not directors or officers may be indemnified with such scope and effect as determined by the registrant.

Article VI of our By-Laws also provides that we may purchase and maintain insurance to protect itself and any director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the registrant would have the power to indemnify him or her against such liability by law or under the provisions of the By-Laws.

As permitted by BCL Section 1713, our By-Laws provide that directors shall not be personally liable to the registrant for monetary damages for any action taken, or any failure to take any action, unless, (A) the director has breached or failed to perform the duties of his/her office under certain provisions of the By-Laws relating to standard of care and justifiable reliance; and (B) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The BCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. BCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. BCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board of Directors in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

Director and Officer Liability Insurance

We maintain directors’ and officers’ liability insurance covering our directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act. Under the insurance, we are entitled to reimbursement for amounts as to which the directors and officers are indemnified under the indemnification provisions of our By-Laws. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to the indemnification provisions of our By-Laws.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in any applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in any applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in any applicable prospectus supplement.

We may enter into agreements with underwriters to sell our securities. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in any applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in any applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in any prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in any applicable prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our Common Stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in any applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our securities.

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Chicago, Illinois and Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of II-VI Incorporated and Subsidiaries appearing in II-VI’s Current Report on Form 8-K dated June 29, 2020, and the effectiveness of II-VI Incorporated and Subsidiaries’ internal control over financial reporting as of June 30, 2019 (excluding the internal control over financial reporting of CoAdna Holdings, Inc. and Redstone Aerospace Corporation), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of II-VI’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of CoAdna Holdings, Inc. and Redstone Aerospace Corporation from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of Finisar Corporation as of April 28, 2019 and April 29, 2018 and for each of the three years in the period ended April 28, 2019, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. Our web site is located at www.ii-vi.com. The information contained on or accessible through our web site is not part of this prospectus.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or you may call us at (724) 352-4455.

INCORPORATION BY REFERENCE

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the SEC on August 16, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 12, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 filed with the SEC on February 10, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 30, 2020 filed with the SEC on May 11, 2020;

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Current Reports on Form 8-K filed with the SEC on July 3, 2019, July 9, 2019, July  25, 2019, August 1, 2019, August  13, 2019, August 15, 2019, August  16, 2019, August 22, 2019, August  28, 2019, September 18, 2019, September 20, 2019, September  24, 2019 (as amended by the Current Reports on Form 8-K/A filed with the SEC on September  27, 2019 and December  9, 2019), October 23, 2019, November  12, 2019, December  3, 2019, December  31, 2019, January  30, 2020, May  19, 2020, May  29, 2020, June  1, 2020, and June 30, 2020 (I, II and III);

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the portions of our Definitive Proxy Statement on Schedule 14A filed on October  3, 2019 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2019;

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Audited Consolidated Balance Sheets of Finisar as of April 28, 2019 and April 29, 2018 and the Audited Consolidated Statements of Operations, Comprehensive Income (Loss), Stockholders’ Equity and Cash Flows of Finisar for the three years ended April 28, 2019, April 29, 2018 and April 30, 2017, respectively, and related notes (included in Finisar’s Annual Report on Form 10-K for the year ended April 28, 2019 filed by Finisar with the SEC on June 14, 2019);

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Unaudited Condensed Consolidated Financial Statements of Finisar as of July 28, 2019 (included in Finisar’s Quarterly Report on Form 10-Q for the quarter ended July 28, 2019 filed by Finisar with the SEC on September 4, 2019); and

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The description of the Company’s Common Stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with the SEC on September 14, 1987, including any subsequent amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

We have authorized no one to provide you with information other than information incorporated by reference or provided in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Requests for such copies should be directed to our Investor Relations department, at the following address:

II-VI Incorporated

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(724) 352-4455